UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2005

Sun Microsystems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-15086	94-2805249
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4150 Network Circle Santa Clara, California	95054-1778
(Address of Principal Executive Offices)	(Zip Code)

(650) 960-1300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) Election of Director.

On September 8, 2005, the Board of Directors of Sun Microsystems, Inc. (“Sun”), upon the recommendation of the Board’s Corporate Governance and Nominating Committee, voted to amend Sun’s Bylaws to increase the size of the Board from nine members to ten members and to elect Patricia E. Mitchell to fill the vacancy created thereby, all as permitted under Sun’s Bylaws. The Board also appointed Ms. Mitchell to serve as a member of the Board’s Corporate Governance and Nominating Committee.

A copy of a press release issued on September 12, 2005 announcing Ms. Mitchell’s appointment is attached to this Report as Exhibit 99.1 and is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) Amendment to Bylaws.

The disclosure provided under Item 5.02 above is incorporated herein by reference. A copy of Sun’s Bylaws, as amended, is attached to this Report as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

The following exhibit is filed herewith:

Exhibit Number	Description
3.1	Bylaws

99.1	Text of press release issued by Sun Microsystems, Inc., dated September 12, 2005, titled “Pat Mitchell Elected to Sun Microsystems Board of Directors.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 12, 2005

SUN MICROSYSTEMS, INC.

By:	/s/ Michael A. Dillon
Michael A. Dillon
Senior Vice President, General Counsel and Secretary